THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 131

                         TRUST AGREEMENT

                    Dated:  December 5, 1995

     The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank (National Association), as Trustee, FT Evaluators L.P., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                  FOR TARGET 5 TRUST, SERIES 5

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,000 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,000.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

        C. The Percentage Ratio is as follows on the Initial Date of Deposit:

          20%  Chevron Corporation, 20%  E.I. du Pont
          de Nemours & Company, 20%  International Paper
          Company, 20%   Minnesota    Mining    &
          Manufacturing Company, 20% Sears,  Roebuck
          & Company.


     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $0.003 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0116 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The  Initial Date of Deposit for the Trust is December
5, 1995.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


                 FOR TARGET 10 TRUST, SERIES 11

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,000 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,000.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

        C. The Percentage Ratio is as follows on the Initial Date of Deposit:

          10%  Chevron Corporation, 10% E.I.  du Pont  de
          Nemours & Company, 10%  Exxon  Corporation, 10%
          General  Electric  Company, 10% International Paper
          Company, 10% Minnesota  Mining & Manufacturing Company,
          10%  J.P. Morgan & Company, Inc., 10%
          Philip Morris Companies, Inc., 10% Texaco,
          Inc., 10% Sears, Roebuck & Company.

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $0.003 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0116 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.     The  Initial  Date  of  Deposit  for  the  Trust   is
December 5, 1995.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                            PART III

     A.   Section 1.01(2) shall be amended to read as follows:

           "(2)  "Trustee"  shall mean The Chase  Manhattan  Bank
(National Association), or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of new York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank (National Association).

     B.   Section 1.01(26) shall be added to read as follows:

          "(26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein."

     C.   Section 1.01(27) shall be added to read as follows:

          "(27)   The  "Rollover  Notification  Date"  shall   be
     defined as set forth in the Prospectus under "Summary of Essential Information."

     D.   Section 1.01(28) shall be added to read as follows:

          "(28)   The  term  "Rollover  Distribution"  shall   be
     defined as set forth in Section 5.05, herein."

     E.   Section 1.01(29) shall be added to read as follows:

          "(29)  The term "Distribution Agent" shall refer to the
     Trustee  acting  in  its  capacity  as  distribution   agent
     pursuant to Section 5.02 herein."

     F.   Section 1.01(30) shall be added to read as follows:

          "(30)   The  term  "Special Redemption and  Liquidation
     Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

     G. The term "Capital Account" as set forth in the Prospectus shall be deemed to refer to the "Principal Account."

     H. The following sentence shall be substituted for the second sentence of paragraph (b) of Section 2.01:

          The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust (provided, however, that any deposit of additional securities made subsequent to the 90-day period following the first deposit of securities in a Trust shall exactly replicate such Percentage Ratio), and the Depositor shall ensure that such Securities are identical to those deposited on the Initial Date of Deposit.

     I.   The second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

      J.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     K. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Principal Account unless the amount available for distribution shall equal $1.00 per 100 Units.

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) the following reinvestment option:

               The Trustee will, for any Unit holder who provides
          the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the fifth business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
          Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

     L. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

      M.    Section 3.11 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.11. Notice to Depositor.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

          Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall, within five days thereafter, mail to all Unit holders of such Trust notices of such acquisition unless legal counsel for such Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     N.    Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

          "Section 3.05.I.(e) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14.

     O.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

          "Section 3.14. Bookkeeping and Administrative Expenses.
     As   compensation  for  providing  bookkeeping   and   other
     administrative   services  of  a  character   described   in
     Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate,  the  services to be provided  hereunder  by  the
     Trustee  or  the  Portfolio Supervisor, the Depositor  shall receive against a statement or statements therefor submitted to  the Trustee monthly or annually an aggregate annual  fee in an amount which shall not exceed $0.0010 times the number of Units outstanding as of January 1 of such year except for a  year  or  years  in which an initial offering  period  as determined  by  Section 4.01 of this  Indenture  occurs,  in which  case  the fee for a month is based on the  number  of
     Units outstanding at the end of such month (such annual  fee to be pro rated for any calendar year in which the Depositor provides  service during less than the whole of such  year), but  in no event shall such compensation when combined  with all  compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing  such bookkeeping and administrative  services  in any calendar year exceed the aggregate cost to the Depositor
     providing  services  to such unit investment  trusts.   Such
     compensation  may,  from time to time, be adjusted  provided that  the total adjustment upward does not, at the  time  of
     such   adjustment,  exceed  the  percentage  of  the   total
     increase,  after  the  date hereof, in consumer  prices  for services  as  measured  by the United States  Department  of
     Labor Consumer Price Index entitled "All Services Less  Rent of Shelter" or similar index, if such index should no longer be published.  The consent or concurrence of any Unit holder hereunder  shall not be required for any such adjustment  or
     increase.   Such compensation shall be paid by the  Trustee,
     upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts on or before the Distribution Date following the Monthly Record
     Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

          Any  moneys payable to the Depositor pursuant  to  this
     Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     P.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15:

          "Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

      Q.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Unit holders may redeem 2,500 Units or more of a Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Principal Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section.
     Subject to Section 5.05 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."


     R.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of Target Equity Trust, Value Ten, Series 9 or Target Equity Trust, Value Five Series 3 (individually, each a "New Series" and collectively, the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date.

          All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled on the Rollover Notification Date. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the Rollover Notification Date of the net asset value (determined on the basis of the Trust Fund Evaluation as of the Rollover Notification Date in accordance with
     Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Rollover Notification Date.

          All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable Securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption, Liquidation and Investment in New Trust." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus for " less liquid Equity Securities." The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon each trade date for sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the
     Units  as  to  which there was a cash shortfall without  any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          (b) Notwithstanding the foregoing, the Depositor may, in their discretion at any time, decide not to offer Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

     S.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

          "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total principal amount of Securities deposited in such Trust, or (ii)"

     T.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     U.   Section 1.01(3) shall be amended to read as follows:

          "(3) "Evaluator" shall mean FT Evaluators L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     V. The first sentence of Section 3.13. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed $0.0035 per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for the cost of providing such services."

     W.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation  of  the  portfolio and audit of  the  Trust,  the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     X.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i)   The  second  sentence of the first  paragraph  of
     Section 5.01 shall be amended by adding the following at the conclusion thereof: ", plus (4) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (5) all other assets of the Trust"

          (ii) The following shall be added at the end of the first paragraph of Section 5.01:

               Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank (National Association) and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P.,
                                       Depositor


                                    By   Carlos E. Nardo
                                         Senior Vice President



                                    THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION),
                                       Trustee


                                    By   Thomas Porrazzo
                                         Vice President
[SEAL]

ATTEST:

Rosalia A. Raviele
Second Vice President


                                    FT EVALUATORS L.P.,
                                       Evaluator


                                    By   Carlos E. Nardo
                                         Senior Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                     By   Carlos E. Nardo
                                          Senior Vice President
                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
      The First Trust Special Situations Trust, Series 124

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)